REPAY Reports Fourth Quarter and Full Year 2022 Financial Results

Q4 2022 Gross Profit Growth of 22% Year-over-Year with Strong Margins

Provides 2023 Outlook for Continued Solid Organic Gross Profit Growth

New Segment Disclosure of Consumer Payments and Business Payments

ATLANTA, March 1, 2023 -- Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY” or the “Company”), a leading provider of vertically-integrated payment solutions, today reported financial results for its fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights

($ in millions)	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	YoY Change
Card payment volume	$5,643.1	$6,414.0	$6,196.3	$6,416.8	$6,611.8	17%
Revenue	62.2	67.6	67.4	71.6	72.7	17%
Gross profit (1)	47.2	51.0	50.7	54.9	57.8	22%
Net (loss) income	(17.4)	12.9	(1.4)	5.4	(8.2)	53%
Adjusted EBITDA (2)	27.8	29.3	27.6	31.7	36.0	29%
Adjusted Net Income (2)	27.2	18.6	16.6	22.8	21.8	(20%)

(1)
Gross profit represents revenue less costs of services.
(2)
Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. See “Non-GAAP Financial Measures” and the reconciliations of Adjusted EBITDA and Adjusted Net Income to their most comparable GAAP measures provided below for additional information.

“REPAY delivered strong performance across all key metrics in the fourth quarter, with Revenue and Gross Profit growth of 17% and 22%, respectively. These results capped off a productive year at REPAY, as we invested in sales, marketing and product to position the Company for long term growth,” said John Morris, CEO of REPAY. “Our new business segments – Consumer Payments and Business Payments – demonstrate our areas of focus, investment and opportunity as we move through 2023 and beyond. We believe that we have the right team and technology in place to further penetrate the large, growing addressable market across our target verticals.”

Fourth Quarter 2022 Business Highlights

The Company's achievements in the quarter, including those highlighted below, reinforce management's belief in the ability of the Company to drive durable and sustained growth across REPAY's diversified business model.

•
17% year-over-year organic gross profit growth 1
•
Business Payments volumes grew approximately 36% year-over-year
•
Expanded AP supplier network to 160,000, an increase of approximately 45% year-over-year
•
Added four new integrated software partners to bring the total to 240 software relationships as of the end of the fourth quarter
•
Increased instant funding volume by 50% year-over-year
•
The Company now serves over 240 Credit Unions, an increase of approximately 20% year-over-year

1 Organic gross profit growth is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and the reconciliation to its most comparable GAAP measure provided below for additional information.

Segments

Starting from December 31, 2022, the Company reports its financial results based on two reportable segments.

Consumer Payments – The Consumer Payments segment provides payment processing solutions (including debit and credit card processing, Automated Clearing House (“ACH”) processing and other electronic payment acceptance solutions, as well as REPAY’s loan disbursement product) that enable its clients to collect payments and disburse funds to consumers and includes its clearing and settlement solutions (“RCS”) and Blue Cow Software business (“BCS”). RCS is REPAY’s proprietary clearing and settlement platform through which it markets customizable payment processing programs to other ISOs and payment facilitators. BCS provides enterprise resource planning software solutions that are customized to propane and fuel oil dealers. The strategic vertical markets served by the Consumer Payments segment primarily include personal loans, automotive loans, receivables management, credit unions, mortgage servicing, consumer healthcare, diversified retail and energy related software services. With the divestiture of BCS on February 15, 2023, BCS is no longer included in the Consumer Payments segment as of the sale date.

Business Payments – The Business Payments segment provides payment processing solutions (including accounts payable automation, debit and credit card processing, virtual credit card processing, ACH processing and other electronic payment acceptance solutions) that enable REPAY’s clients to collect or send payments to other businesses. The strategic vertical markets served within the Business Payments segment primarily include retail automotive, education, field services, governments and municipalities, healthcare, homeowner association management and hospitality.

Segment Card Payment Volume, Revenue, Gross Profit, and Gross Profit Margin

	Three Months Ended December 31,			Year Ended December 31,
($ in thousand)	2022 (Unaudited)	2021 (Unaudited)	% Change	2022	2021	% Change
Card payment volume
Consumer Payments	$5,008,929	$4,465,705	12%	$20,154,657	$16,109,941	25%
Business Payments	1,602,893	1,177,441	36%	5,484,197	4,353,869	26%
Total card payment volume	$6,611,822	$5,643,146	17%	$25,638,854	$20,463,810	25%
Revenue
Consumer Payments	$64,300	$55,206	16%	$248,191	$194,044	28%
Business Payments	12,334	9,333	32%	42,600	33,818	26%
Elimination of intersegment revenues	(3,961)	(2,339)		(11,564)	(8,604)
Total revenue	$72,673	$62,200	17%	$279,227	$219,258	27%
Gross profit (1)
Consumer Payments	$53,075	$42,916	24%	$195,542	$148,614	32%
Business Payments	8,663	6,623	31%	30,423	23,764	28%
Elimination of intersegment revenues	(3,961)	(2,339)		(11,564)	(8,604)
Total gross profit	$57,777	$47,200	22%	$214,401	$163,774	31%

Total gross profit margin (2)	80%	76%		77%	75%
(1)
Gross profit represents revenue less costs of services.
(2)
Gross profit margin represents total gross profit / total revenue.

2023 Outlook

“In 2023, we will continue to invest in growth opportunities across our Consumer and Business Payments segments,” said Tim Murphy, CFO of REPAY. “We aim to achieve double digit organic gross profit growth, which excludes contributions of the Blue Cow divestiture following the closing date. We expect Adjusted Free Cash Flow conversion to remain strong in 2023, accelerating throughout the year into 2024, as we realize the benefits from the investments we have been making in sales, product, and technology over the past several years.”

REPAY expects the following financial results for full year 2023:

Full Year 2023 Outlook
Card Payment Volume	$26.0 - 27.2 billion
Revenue	$272 - 288 million
Gross Profit	$216 - 228 million
Adjusted EBITDA	$122 - 130 million

REPAY does not provide quantitative reconciliation of forward-looking, non-GAAP financial measures, such as forecasted 2023 Adjusted EBITDA, to the most directly comparable GAAP financial measure, because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have a significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading.

Conference Call

REPAY will host a conference call to discuss fourth quarter and full year 2022 financial results today, March 1, 2023 at 5:00 pm ET. Hosting the call will be John Morris, CEO, and Tim Murphy, CFO. The call will be webcast live from REPAY’s investor relations website at https://investors.repay.com/investor-relations. The conference call can also be accessed live over the phone by dialing (877) 407-3982, or for international callers (201) 493-6780. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13735158. The replay will be available at https://investors.repay.com/investor-relations.

Non-GAAP Financial Measures

This report includes certain non-GAAP financial measures that management uses to evaluate the Company’s operating business, measure performance, and make strategic decisions. Adjusted EBITDA is a non-GAAP financial measure that represents net income prior to interest expense, tax expense, depreciation and amortization, as adjusted to add back certain charges deemed to not be part of normal operating expenses, non-cash charges and/or non-recurring charges, such as loss on extinguishment of debt, loss on termination of interest rate hedge, non-cash change in fair value of contingent consideration, non-cash change in fair value of assets and liabilities, share-based compensation charges, transaction expenses, restructuring and other strategic initiative costs and other non-recurring charges. Adjusted Net Income is a non-GAAP financial measure that represents net income prior to amortization of acquisition-related intangibles, as adjusted to add back certain charges deemed to not be part of normal operating expenses, non-cash charges and/or non-recurring charges, such as loss on extinguishment of debt, loss on termination of interest rate hedge, non-cash change in fair value of contingent consideration, non-cash change in fair value of assets and liabilities, share-based compensation expense, transaction expenses, restructuring and other strategic initiative costs, other non-recurring charges, non-cash interest expense and net of tax effect associated with these adjustments. Adjusted Net Income is adjusted to exclude amortization of all acquisition-related intangibles as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible amortization supplements GAAP financial measures because it allows for greater comparability of operating performance. Although REPAY excludes amortization from acquisition-related intangibles from its non-GAAP expenses, management believes that it is important for investors to understand that such intangibles were recorded as part of purchase accounting and contribute to revenue generation. Adjusted Net Income per share is a non-GAAP financial measure that represents Adjusted Net Income divided by the weighted average number of shares of Class A common stock outstanding (on an as-converted basis assuming conversion of the outstanding units exchangeable for shares of Class A common stock) for the three months and years ended December 31, 2022 and 2021 (excluding shares subject to forfeiture). Organic gross profit growth is a non-GAAP financial measure that represents year-on-year gross profit growth that excludes incremental gross profit attributable to acquisitions made in the applicable prior period or any subsequent period. Adjusted Free Cash Flow is a non-GAAP financial measure that represents net cash flow provided by operating activities less total capital expenditures, as adjusted to add back certain charges deemed to not be part of normal operating expenses and/or non-recurring charges, such as transaction expenses, restructuring and other strategic initiative costs and other non-recurring charges. REPAY believes that Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, organic gross profit growth and Adjusted Free Cash Flow provide useful information to investors and others in understanding and evaluating its operating results in the same manner as management. However, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, organic gross profit growth and Adjusted Free Cash Flow are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating profit, net cash provided by operating activities, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze REPAY’s business has material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in REPAY’s industry may report measures titled Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, organic gross profit growth, Adjusted Free Cash Flow, or similar measures, such non-GAAP financial measures may be calculated differently from how REPAY calculates its non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, organic gross profit growth, and Adjusted Free Cash Flow alongside other financial performance measures, including net income, net cash provided by operating activities and REPAY’s other financial results presented in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, REPAY’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “guidance,” “will likely result,” “are expected to,” “will continue,” “should,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, REPAY’s 2023 outlook and other financial guidance, expected demand on REPAY’s product offering, including further implementation of electronic payment options and statements regarding REPAY’s market and growth opportunities, and REPAY’s business strategy and the plans and objectives of management for future operations. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond REPAY’s control.

In addition to factors disclosed in REPAY’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022, and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: exposure to economic conditions and political risk affecting the consumer loan market, the receivables management industry and consumer and commercial spending, including inflationary pressures, general economic slowdown or recession; changes in the payment processing market in which REPAY competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY targets, including the regulatory environment applicable to REPAY’s clients; the ability to retain, develop and hire key personnel; risks relating to REPAY’s relationships within the payment ecosystem; risk that REPAY may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to REPAY; and the risk that REPAY may not be able to maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and REPAY disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources it believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity of electronic payments for clients, while enhancing the overall experience for consumers and businesses.

Contacts

Investor Relations Contact for REPAY:

ir@repay.com

Media Relations Contact for REPAY:

Kristen Hoyman

(404) 637-1665

khoyman@repay.com

Consolidated Statement of Operations

	Three Months ended December 31,		Year ended December 31,
($ in thousands)	2022 (Unaudited)	2021 (Unaudited)	2022	2021
Revenue	$72,673	$62,200	$279,227	$219,258
Operating expenses
Costs of services (exclusive of depreciation and amortization shown separately below)	$14,896	15,000	$64,826	$55,484
Selling, general and administrative	41,682	33,421	149,061	120,053
Depreciation and amortization	25,309	26,312	107,751	89,692
Change in fair value of contingent consideration	990	5,947	(3,300)	5,846
Impairment loss	8,090	2,180	8,090	2,180
Total operating expenses	$90,967	$82,860	$326,428	$273,255
Loss from operations	$(18,294)	$(20,660)	$(47,201)	$(53,997)
Interest expense	(1,205)	(916)	(4,375)	(3,679)
Loss on extinguishment of debt	—	—	—	(5,941)
Change in fair value of tax receivable liability	11,390	(14,208)	66,871	(14,109)
Other (expense) income	(205)	15	(135)	97
Other loss	(91)	—	(245)	(9,099)
Total other income (expense)	9,889	(15,109)	62,116	(32,731)
Income (loss) before income tax (expense) benefit	(8,405)	(35,769)	14,915	(86,728)
Income tax (expense) benefit	240	18,371	(6,174)	30,691
Net income (loss)	$(8,165)	$(17,398)	$8,741	$(56,037)
Net loss attributable to non-controlling interest	(1,493)	(1,642)	(4,095)	(5,953)
Net income (loss) attributable to the Company	$(6,672)	$(15,756)	$12,836	$(50,084)

Weighted-average shares of Class A common stock outstanding - basic	88,519,236	88,431,186	88,792,453	83,318,189
Weighted-average shares of Class A common stock outstanding - diluted	88,519,236	88,431,186	110,671,731	83,318,189

Income (loss) per Class A share - basic	$(0.08)	$(0.18)	$0.14	$(0.60)
Income (loss) per Class A share - diluted	$(0.08)	$(0.18)	$0.12	$(0.60)

Consolidated Balance Sheets

($ in thousands)	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$64,895	$50,049
Accounts receivable	33,544	33,236
Prepaid expenses and other	18,213	12,427
Total current assets	116,652	95,712

Property, plant and equipment, net	4,375	3,801
Restricted cash	28,668	26,291
Intangible assets, net	500,575	577,694
Goodwill	827,813	824,081
Operating lease right-of-use assets, net	9,847	10,500
Deferred tax assets	136,370	145,260
Other assets	2,500	2,500
Total noncurrent assets	1,510,148	1,590,127
Total assets	$1,626,800	$1,685,839

Liabilities
Accounts payable	$21,781	$20,083
Related party payable	1,000	17,394
Accrued expenses	29,016	26,819
Current operating lease liabilities	2,263	1,990
Current tax receivable agreement	24,454	24,495
Other current liabilities	3,593	1,566
Total current liabilities	82,107	92,347

Long-term debt	451,319	448,485
Noncurrent operating lease liabilities	8,295	9,091
Tax receivable agreement, net of current portion	154,673	221,333
Other liabilities	2,113	1,547
Total noncurrent liabilities	616,400	680,456
Total liabilities	$698,507	$772,803

Commitments and contingencies

Stockholders' equity
Class A common stock, $0.0001 par value; 2,000,000,000 shares authorized, 89,354,754 issued and 88,276,613 outstanding as of December 31, 2022; 88,502,621 issued and outstanding as of December 31, 2021	9	9
Class V common stock, $0.0001 par value; 1,000 shares authorized and 100 shares issued and outstanding as of December 31, 2022 and 2021	—	—
Treasury stock, 680,548 and 0 shares as of December 31, 2022 and December 31, 2021, respectively	(10,000)	—
Additional paid-in capital	1,117,736	1,100,012
Accumulated other comprehensive loss	(3)	(2)
Accumulated deficit	(213,180)	(226,016)
Total Repay stockholders' equity	894,562	874,003
Non-controlling interests	33,731	39,033
Total equity	$928,293	$913,036
Total liabilities and equity	$1,626,800	$1,685,839

Consolidated Statements of Cash Flows

	Year Ended December 31,
($ in thousands)	2022	2021
Cash flows from operating activities
Net income (loss)	$8,741	$(56,037)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	107,751	89,692
Stock based compensation	20,255	22,311
Amortization of debt issuance costs	2,834	2,536
Loss on disposal of property and equipment	245	19
Loss on extinguishment of debt	—	5,941
Loss on sale of interest rate swaps	—	9,316
Fair value change in tax receivable agreement liability	(66,871)	14,109
Fair value change in contingent consideration	(3,300)	5,846
Impairment loss	8,090	2,180
Payments of contingent consideration in excess of acquisition date fair value	(8,896)	(1,500)
Deferred tax expense (benefit)	4,192	(30,728)
Change in accounts receivable	696	(6,518)
Change in prepaid expenses and other	(5,786)	(3,801)
Change in operating lease ROU assets	653	2,013
Change in accounts payable	1,698	4,771
Change in related party payable	(347)	1,336
Change in accrued expenses and other	2,197	637
Change in operating lease liabilities	(523)	(1,323)
Change in other liabilities	2,594	(7,470)
Net cash provided by operating activities	74,223	53,330

Cash flows from investing activities
Purchases of property and equipment	(3,176)	(2,863)
Purchases of intangible assets	(36,365)	(20,643)
Purchases of equity investment	—	(2,500)
Acquisition of CPS, net of cash and restricted cash acquired	—	11
Acquisition of BillingTree, net of cash and restricted cash acquired	—	(269,003)
Acquisition of Kontrol, net of cash and restricted cash acquired	—	(7,439)
Acquisition of Payix, net of cash and restricted cash acquired	—	(94,898)
Net cash used in investing activities	(39,541)	(397,335)

Cash flows from financing activities
Issuance of long-term debt	—	460,000
Payments on long-term debt	—	(262,654)
Public issuance of Class A Common Stock	—	142,098
Shares repurchased under Incentive Plan and ESPP	(2,657)	(4,042)
Treasury shares repurchased	(10,000)	—
Distributions to Members	(951)	(62)
Payment of loan costs	—	(14,051)
Payments of contingent consideration up to acquisition date fair value	(3,851)	(7,449)
Net cash provided by (used in) financing activities	(17,459)	313,840

Increase (decrease) in cash, cash equivalents and restricted cash	17,223	(30,165)
Cash, cash equivalents and restricted cash at beginning of period	$76,340	$106,505
Cash, cash equivalents and restricted cash at end of period	$93,563	$76,340

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$1,540	$1,143

SUPPLEMENTAL SCHEDULE OF NONCASH
INVESTING AND FINANCING ACTIVITIES
Acquisition of BillingTree in exchange for Class A Common Stock	$—	$228,250
Acquisition of Kontrol in exchange for contingent consideration	$—	$500
Acquisition of Payix in exchange for contingent consideration	$—	$2,850

Key Operating and Non-GAAP Financial Data

Unless otherwise stated, all results compare fourth quarter and year ended 2022 results to fourth quarter and year ended 2021 results from continuing operations for the periods ended December 31, respectively.

The following tables and related notes reconcile these non-GAAP measures to GAAP information for the three-months and years ended December 31, 2022 and 2021:

	Three months ended December 31,			Year ended December 31,
($ in thousands)	2022	2021	% Change	2022	2021	% Change
Card payment volume	$6,611,822	$5,643,146	17%	$25,638,854	$20,463,810	25%
Gross profit (1)	57,777	47,200	22%	214,401	163,774	31%
Adjusted EBITDA (2)	35,970	27,846	29%	124,649	93,200	34%

(1)
Gross profit represents revenue less costs of services.
(2)
Adjusted EBITDA is a non-GAAP financial measure that represents net income adjusted for interest expense, depreciation and amortization and certain other charges deemed to not be part of normal operating expenses, non-cash charges and/or non-recurring items. See “Non-GAAP Financial Measures” above and the reconciliation of Adjusted EBITDA to its most comparable GAAP measure below.

Quarterly Segment Card Payment Volume, Revenue, Gross Profit, and Gross Profit Margin

(Unaudited)

	Three Months Ended
($ in thousands)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
Card payment volume
Consumer Payments	$3,357,611	$3,126,568	$3,121,932	$3,006,412	$3,694,138	$3,523,419	$4,426,679	$4,465,705	$5,290,032	$4,918,253	$4,937,443	$5,008,929
Business Payments	503,853	486,252	643,789	948,522	919,865	1,100,127	1,156,436	1,177,441	1,123,920	1,278,000	1,479,384	1,602,893
Total card payment volume	$3,861,464	$3,612,820	$3,765,721	$3,954,934	$4,614,003	$4,623,546	$5,583,115	$5,643,146	$6,413,952	$6,196,253	$6,416,827	$6,611,822
Revenue
Consumer Payments	$36,619	$33,415	$34,270	$36,540	$42,359	$41,999	$54,478	$55,206	$61,081	$59,833	$62,977	$64,300
Business Payments	4,438	4,578	4,840	6,764	7,136	8,458	8,891	9,333	8,892	9,934	11,440	12,334
Elimination of intersegment revenues	(1,594)	(1,492)	(1,475)	(1,866)	(1,975)	(2,045)	(2,244)	(2,339)	(2,409)	(2,332)	(2,862)	(3,961)
Total revenue	$39,463	$36,501	$37,635	$41,438	$47,520	$48,412	$61,125	$62,200	$67,564	$67,435	$71,555	$72,673
Gross profit (1)
Consumer Payments	$27,216	$26,397	$25,532	$26,870	$32,165	$31,662	$41,869	$42,916	$47,118	$45,747	$49,602	$53,075
Business Payments	3,069	2,869	3,086	4,977	4,855	6,074	6,212	6,623	6,290	7,289	8,181	8,663
Elimination of intersegment revenues	(1,594)	(1,492)	(1,475)	(1,866)	(1,975)	(2,045)	(2,244)	(2,339)	(2,409)	(2,332)	(2,862)	(3,961)
Total gross profit	$28,691	$27,774	$27,143	$29,981	$35,045	$35,691	$45,837	$47,200	$50,999	$50,704	$54,921	$57,777

Total gross profit margin (2)	73%	76%	72%	72%	74%	74%	75%	76%	75%	75%	77%	80%
(1)
Gross profit represents revenue less costs of services.
(2)
Gross profit margin represents total gross profit / total revenue.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

For the Three Months Ended December 31, 2022 and 2021

(Unaudited)

	Three Months Ended December 31,
($ in thousands)	2022	2021
Revenue	$72,673	$62,200
Operating expenses
Costs of services (exclusive of depreciation and amortization shown separately below)	$14,896	$15,000
Selling, general and administrative	41,682	33,421
Depreciation and amortization	25,309	26,312
Change in fair value of contingent consideration	990	5,947
Impairment loss	8,090	2,180
Total operating expenses	$90,967	$82,860
Loss from operations	$(18,294)	$(20,660)
Other (expense) income
Interest expense	(1,205)	(916)
Change in fair value of tax receivable liability	11,390	(14,208)
Other (expense) income	(205)	15
Other loss	(91)	—
Total other income (expense)	9,889	(15,109)
Income (loss) before income tax (expense) benefit	(8,405)	(35,769)
Income tax (expense) benefit	240	18,371
Net income (loss)	$(8,165)	$(17,398)

Add:
Interest expense	1,205	916
Depreciation and amortization (a)	25,309	26,312
Income tax expense (benefit)	(240)	(18,371)
EBITDA	$18,109	$(8,541)

Non-cash change in fair value of contingent consideration (b)	990	5,947
Non-cash impairment loss (c)	8,090	2,180
Non-cash change in fair value of assets and liabilities (d)	(11,390)	14,208
Share-based compensation expense (e)	5,990	6,082
Transaction expenses (f)	2,877	5,507
Restructuring and other strategic initiative costs (g)	3,705	1,643
Other non-recurring charges (h)	7,599	820
Adjusted EBITDA	$35,970	$27,846

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

For the Years Ended December 31, 2022 and 2021

(Unaudited)

	Year Ended December 31,
($ in thousands)	2022	2021
Revenue	$279,227	$219,258
Operating expenses
Costs of services (exclusive of depreciation and amortization shown separately below)	64,826	55,484
Selling, general and administrative	149,061	120,053
Depreciation and amortization	107,751	89,692
Change in fair value of contingent consideration	(3,300)	5,846
Impairment loss	8,090	2,180
Total operating expenses	$326,428	$273,255
Loss from operations	$(47,201)	$(53,997)
Interest expense	(4,375)	(3,679)
Loss on extinguishment of debt	—	(5,941)
Change in fair value of tax receivable liability	66,871	(14,109)
Other (expense) income	(135)	97
Other loss	(245)	(9,099)
Total other income (expense)	62,116	(32,731)
Income (loss) before income tax (expense) benefit	14,915	(86,728)
Income tax (expense) benefit	(6,174)	30,691
Net income (loss)	$8,741	$(56,037)

Add:
Interest expense	4,375	3,679
Depreciation and amortization (a)	107,751	89,692
Income tax expense (benefit)	6,174	(30,691)
EBITDA	$127,041	$6,643

Loss on extinguishment of debt (i)	—	5,941
Loss on termination of interest rate hedge (j)	—	9,080
Non-cash change in fair value of warrant liabilities (k)	—	—
Non-cash change in fair value of contingent consideration (b)	(3,300)	5,846
Non-cash impairment loss (c)	8,090	2,180
Non-cash change in fair value of assets and liabilities (d)	(66,871)	14,109
Share-based compensation expense (e)	20,532	22,311
Transaction expenses (f)	18,993	19,250
Restructuring and other strategic initiative costs (g)	7,870	4,578
Other non-recurring charges (h)	12,294	3,262
Adjusted EBITDA	$124,649	$93,200

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

For the Three Months Ended December 31, 2022 and 2021

(Unaudited)

	Three Months Ended December 31,
($ in thousands)	2022	2021
Revenue	$72,673	$62,200
Operating expenses
Costs of services (exclusive of depreciation and amortization shown separately below)	$14,896	$15,000
Selling, general and administrative	41,682	33,421
Depreciation and amortization	25,309	26,312
Change in fair value of contingent consideration	990	5,947
Impairment loss	8,090	2,180
Total operating expenses	$90,967	$82,860
Loss from operations	$(18,294)	$(20,660)
Interest expense	(1,205)	(916)
Change in fair value of tax receivable liability	11,390	(14,208)
Other (expense) income	(205)	15
Other loss	(91)	—
Total other income (expense)	9,889	(15,109)
Income (loss) before income tax (expense) benefit	(8,405)	(35,769)
Income tax (expense) benefit	240	18,371
Net income (loss)	$(8,165)	$(17,398)

Add:
Amortization of acquisition-related intangibles (l)	19,549	23,174
Non-cash change in fair value of contingent consideration (b)	990	5,947
Non-cash impairment loss (c)	8,090	2,180
Non-cash change in fair value of assets and liabilities(d)	(11,390)	14,208
Share-based compensation expense (e)	5,990	6,082
Transaction expenses (f)	2,877	5,507
Restructuring and other strategic initiative costs (g)	3,705	1,643
Other non-recurring charges (h)	7,599	820
Non-cash interest expense (m)	712	676
Pro forma taxes at effective rate (n)	(8,157)	(15,614)
Adjusted Net Income	$21,800	$27,225

Shares of Class A common stock outstanding (on an as-converted basis) (o)	96,388,127	96,357,762
Adjusted Net Income per share	$0.23	$0.28

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

For the Years Ended December 31, 2022 and 2021

(Unaudited)

	Year Ended December 31,
($ in thousands)	2022	2021
Revenue	$279,227	$219,258
Operating expenses
Costs of services (exclusive of depreciation and amortization shown separately below)	64,826	55,484
Selling, general and administrative	149,061	120,053
Depreciation and amortization	107,751	89,692
Change in fair value of contingent consideration	(3,300)	5,846
Impairment loss	8,090	2,180
Total operating expenses	$326,428	$273,255
Loss from operations	$(47,201)	$(53,997)
Interest expense	(4,375)	(3,679)
Loss on extinguishment of debt	—	(5,941)
Change in fair value of tax receivable liability	66,871	(14,109)
Other (expense) income	(135)	97
Other loss	(245)	(9,099)
Total other income (expense)	62,116	(32,731)
Income (loss) before income tax (expense) benefit	14,915	(86,728)
Income tax (expense) benefit	(6,174)	30,691
Net income (loss)	$8,741	$(56,037)

Add:
Amortization of acquisition-related intangibles (l)	89,473	79,932
Loss on extinguishment of debt (i)	—	5,941
Loss on extinguishment of interest rate hedge (j)	—	9,080
Non-cash change in fair value of warrant liabilities (k)	—	—
Non-cash change in fair value of contingent consideration (b)	(3,300)	5,846
Non-cash goodwill impairment loss (c)	8,090	2,180
Non-cash change in fair value of assets and liabilities (d)	(66,871)	14,109
Share-based compensation expense (e)	20,532	22,311
Transaction expenses (f)	18,993	19,250
Restructuring and other strategic initiative costs (g)	7,870	4,578
Other non-recurring charges (h)	12,294	3,262
Non-cash interest expense (m)	2,835	2,536
Pro forma taxes at effective rate (n)	(18,871)	(39,219)
Adjusted Net Income	$79,786	$73,769

Shares of Class A common stock outstanding (on an as-converted basis) (o)	96,684,629	91,264,512
Adjusted Net Income per share	$0.83	$0.81

Reconciliation of Operating Cash Flow to Free Cash Flow and Adjusted Free Cash Flow

For the Three Months and Years Ended December 31, 2022 and 2021

(Unaudited)

	Three Months ended December 31,		Year Ended December 31,
($ in thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$21,831	$21,848	$74,223	$53,330
Capital expenditures
Cash paid for property and equipment	(553)	(935)	(3,176)	(2,863)
Cash paid for intangible assets (p)	(7,383)	(5,743)	(33,615)	(20,643)
Total capital expenditures	(7,936)	(6,678)	(36,791)	(23,506)
Free cash flow	$13,895	$15,170	$37,432	$29,824

Adjustments
Transaction expenses (f)	2,877	5,507	18,993	19,250
Restructuring and other strategic initiative costs (g)	3,705	1,643	7,870	4,578
Other non-recurring charges (h)	7,599	820	12,294	3,262
Adjusted free cash flow	$28,076	$23,140	$76,589	$56,914

Reconciliation of Gross Profit Growth to Organic Gross Profit Growth

For the Year-over-Year Change Between the Three Months Ended December 31, 2022 and 2021

(Unaudited)

Q4 YoY Change
Total gross profit growth	22%
Less: growth from acquisitions	5%
Organic gross profit growth (q)	17%

(a)
See footnote (l) for details on amortization and depreciation expenses.
(b)
Reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the most recent balance sheet date.
(c)
For the three months and the year ended December 31, 2022, reflects impairment loss related to trade names write-offs of BillingTree and Kontrol. For the three months and the year ended December 31, 2021, reflects impairment loss related to trade names write-offs of TriSource, APS, Ventanex, cPayPlus and CPS.
(d)
Reflects the changes in management’s estimates of the fair value of the liability relating to the Tax Receivable Agreement.
(e)
Represents compensation expense associated with equity compensation plans, totaling $6.0 million and $20.5 million for the three months and year ended December 31, 2022, respectively, and totaling $6.1 million and $22.3 million for the three months and year ended December 31, 2021, respectively.
(f)
Primarily consists of (i) during the three months and year ended December 31, 2022, professional service fees and other costs incurred in connection with the acquisitions of BillingTree, Kontrol Payables and Payix, and (ii) during the three months and year ended December 31, 2021, professional service fees and other costs incurred in connection with the acquisition of Ventanex, cPayPlus, CPS, BillingTree, Kontrol Payables and Payix, as well as professional service expenses related to the January 2021 equity and convertible notes offerings.

(g)
Reflects costs associated with reorganization of operations, consulting fees related to processing services and other operational improvements, including restructuring and integration activities related to acquired businesses, that were not in the ordinary course during the three months and years ended December 31, 2022 and 2021. Additionally, for the three months and year ended December 31, 2022, reflects one-time severance payments.
(h)
For the three months and year ended December 31, 2022, reflects one-time settlement payments to certain clients and partners, payments made to third-parties in connection with expansion of our personnel, non-recurring performance incentives to employees, franchise taxes and other non-income based taxes, other payments related to COVID-19, non-cash rent expense and loss on disposal of fixed assets. Additionally, for the year ended December 31, 2022, reflects loss on termination of lease. For the three months and year ended December 31, 2021, reflects one-time payments to certain clients and partners and other payments related to COVID-19. For the year ended December 31, 2021, reflects non-cash rent expense and loss on disposal of fixed assets. Additionally, to be consistent with the current year presentation, for the three months and year ended December 31, 2021, reflects payments made to third-parties in connection with expansion of our personnel and franchise taxes and other non-income based taxes.
(i)
Reflects write-offs of debt issuance costs relating to Hawk Parent’s term loans.
(j)
Reflects realized loss of REPAY's interest rate hedging arrangement which terminated in conjunction with the repayment of Hawk Parent’s term loans.
(k)
Reflects the mark-to-market fair value adjustments of the warrant liabilities.
(l)
For the three months and years ended December 31, 2022 and 2021, reflects amortization of client relationships, non-compete agreement, software, and channel relationship intangibles acquired through the business combination with Thunder Bridge, and client relationships, non-compete agreement, and software intangibles acquired through REPAY's acquisitions of TriSource Solutions, APS Payments, Ventanex, cPayPlus, CPS Payments, BillingTree, Kontrol Payables and Payix. This adjustment excludes the amortization of other intangible assets which were acquired in the regular course of business, such as capitalized internally developed software and purchased software. See additional information below for an analysis of amortization expenses:

	Three months ended December 31,		Year ended December 31,
($ in thousands)	2022	2021	2022	2021
Acquisition-related intangibles	$19,549	$23,174	$89,473	$79,932
Software	5,067	2,714	15,921	8,464
Amortization	$24,616	$25,888	$105,394	$88,396
Depreciation	693	424	2,357	1,296
Total Depreciation and amortization (1)	$25,309	$26,312	$107,751	$89,692

(1)
Adjusted Net Income is adjusted to exclude amortization of all acquisition-related intangibles as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions (see corresponding adjustments in the reconciliation of net income to Adjusted Net Income presented above). Management believes that the adjustment of acquisition-related intangible amortization supplements GAAP financial measures because it allows for greater comparability of operating performance. Although REPAY excludes amortization from acquisition-related intangibles from its non-GAAP expenses, management believes that it is important for investors to understand that such intangibles were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangibles that relate to past acquisitions will recur in future periods until such intangibles have been fully amortized. Any future acquisitions may result in the amortization of additional intangibles.

(m)
Represents amortization of non-cash deferred debt issuance costs.
(n)
Represents pro forma income tax adjustment effect associated with items adjusted above.
(o)
Represents the weighted average number of shares of Class A common stock outstanding (on an as-converted basis assuming conversion of outstanding Post-Merger Repay Units) for the three months and years ended December 31, 2022 and 2021. These numbers do not include any shares issuable upon conversion of the Company’s convertible senior notes due 2026. See the reconciliation of basic weighted average shares outstanding to the non-GAAP Class A common stock outstanding on an as-converted basis for each respective period below:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Weighted average shares of Class A common stock outstanding - basic	88,519,236	88,431,186	88,792,453	83,318,189
Add: Non-controlling interests Weighted average Post-Merger Repay Units exchangeable for Class A common stock	7,868,891	7,926,576	7,892,176	7,946,323
Shares of Class A common stock outstanding (on an as-converted basis)	96,388,127	96,357,762	96,684,629	91,264,512

(p)
Excludes acquisition costs that are capitalized as channel relationships.
(q)
Represents year‐on-year gross profit growth that excludes incremental gross profit attributable to acquisitions made in the applicable prior period or any subsequent period.